PNC REAL ESTATE(logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2020 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2021

Midland Loan Services, a division of
PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts
Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C4	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C5	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-C6	Master Servicer
CGM Americold Portfolio

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2008-C7	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2011-C1	Primary Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC19	Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC21
Special Servicer of the Newcastle Senior Housing Portfolio under the CGCMT 2014-GC19 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer
Master Servicer of the Stamford Plaza Portfolio loan under the GSM 2014-GC24 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer
Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Special Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE22 PSA from 03/26/15 to 05/20/15.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT MZ	Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC31
Master & Special Servicer of the Dallas Market Center loan under the GSM 2015-GC30 PSA.
Master & Special Servicer of the Crown Plaza Bloomington and the Selig Office Portfolio loans under the CGCMT 2015-GC29 PSA

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1
Master Servicer of the Ascentia MHC loan under the GSM 2015-GC32 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC35	Master Servicer
Master Servicer of the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA.
Special Servicer of 750 Lexington Avenue loan under the GSMST 2015-GC34 PSA

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC36
Master Servicer of Glenbrook Square, Westin Boston Waterfront, South Plains Mall and GSA Portfolio serviced under the GSM 2015-GS1 PSA.
Special Servicer of the Heinz 57 Center loan serviced under the JPM 2015-JP1 PSA
Special Servicer of the Double Tree Hotel Universal serviced under the GSM 2015-GC34 PSA.

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P3
Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.
Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC37	Special Servicer
Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C1
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P4
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C2	Master Servicer
Master and Special Servicer of the Staybridge Suites Time Square loan under the DBJPM 2016-C3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P5	Master Servicer
Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016-C2 PSA.
Master Servicer of the National Business Park and Hillside Industrial loans under the JPM 2016-JP3 PSA
Master Servicer of the 132 West 27th St loan under the MS 2016-UBS11 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C3	Master Servicer
Master Servicer of the College Boulevard Portfolio loan under the CGCMT 2016-P5 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P6	Master Servicer
Master Servicer of the 681 Fifth Avenue loan under the MS 2016-UBS12 PSA.
Master Servicer of the Quantum Park loan under the CGCMT 2016-C3 PSA
Master Servicer of the Hyatt Regency Jersey City loan under the CGCMT 2016-P5 PSA.
Special Servicer on the Fresno Fashion Fair loan under the JPM 2016-C4 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2017-CD3	Master and Special Servicer
Master Servicer of the 681 Fifth Avenue loan under the MSBAM 2016-UBS12 PSA.

Citigroup Commercial Mortgage Securities Inc.		Series 2017-P7
Master and Special Servicer of the 111 Livingston Street and Parts Consolidation Center loans under the CD 2017-CD3 PSA.
Special Servicer of the Urban Union Amazon and Broadway Portfolio loans under the CSAIL 2017-C8 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	CD 2017-CD5
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2017-P8

Master and Special Servicer of the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2017-C4	Master and Special Servicer

Master and Special Servicer of the Station Place III, Capital Centers II & III, and Walgreens Witkoff Portfolio loans under the JPM 2017-C7 PSA.
Master and Special Servicer of the 50 Varick Street loan under the UBS 2017-C5 PSA.
Master and Special Servicer of the Chelsea Multifamily Portfolio and Westin Crystal City loans under the CC-UBS 2017-C1 PSA.

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-TBR	Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-B2	Master Servicer

Master and Special Servicer on the Cross Point loan under the UBS 2018-C8 PSA.
Primary Servicer on the Extra Space Self Storage Portfolio under the MS 2017-HR2 PSA.
Master and Special Servicer on the Cross Point loan under the Benchmark 2018-B3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-WSS	Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-B3	Master and Special Servicer

Special Servicer on the 90 Hudson loan under the BMARK 2018-B1 PSA.
Master Servicer on the SoCal Portfolio under the CGCMT 2018-B2 PSA.
Master and Special Servicer on the 312 West 36th St loan under the COMM 2018-COR3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-C5	Master Servicer

Master Servicer on the Dreamsworks Campus loan under the UBS 2018-C9 PSA.
Master and Special Servicer on the Oak Portfolio loan under the Benchmark 2018-B3 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-B6	Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2018-C6	Special Servicer

Master Servicer on the Riverwalk II loan under the UBS 2018-C14 PSA.
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2019-SMRT	Servicer and Special Servicer

Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2019-B9	Primary Servicer

Master Servicer on the Kawa Mixed Use Portfolio, Staples Strategic Industrial, 10 Brookline Place, and 1421 West Shure Drive loans, all under the Benchmark 2018-B8 PSA.
Master and Special Servicer on the Liberty Station Retail loan under the JPMCC 2019-COR4 PSA

Depositor	Citigroup Commercial Mortgage Trust 2019-PRM	Series 2019-PRM	Master & Special Servicer

Depositor	CHC Commercial Mortgage Trust 2019-CHC	Series 2019-CHC	Master & Special Servicer

Depositor	Benchmark 2019-B12 Mortgage Trust	Series 2019-B12	Master & Special Servicer

Master and Special Servicer on the 250 Livingston loan and Waterfront Plaza loan under the GSMS 2019-GC40 PSA, the Vie Portfolio loan under the JPMCC 2019-COR5 PSA, and the SWVP Portfolio loan under the BBCMS 2019-C3 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the ICON Upper East Side Portfolio loan under the JPMCC 2019-ICON UES TSA, and on the Greenleaf at Howell loan under the BMARK 2019-B11 PSA.

Depositor	Citigroup Commercial Mortgage Trust 2019-GC41	Series 2019-GC41	Master Servicer

Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the Wind Creek Leased Fee loan under the BMARK 2019-B13 PSA, and The Centre loan under the BMARK 2019-B12 PSA.
Master and Special Servicer on The Zappettini Portfolio loan and the CIRE Equity Retail & Industrial Portfolio loan, both under the BMARK 2019-B12 PSA.

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role

Depositor	Citigroup Commercial Mortgage Trust 2019-GC43	Series 2019-GC43	Servicer
Master Servicer on the Rivertowne Commons loan under the Benchmark 2019-B13 PSA, the Grand Canal Shoppes loan under the MS 2019-H7 PSA, and the USAA Office Portfolio loan, the Millennium Park Plaza loan, and the U.S. Industrial Portfolio V loan, all under Master and Special Servicer on the 19100 Ridgewood loan and the 222 Kearny Street loan under the GS 2019-GC42 PSA.

Depositor	Benchmark 2019-B15 Mortgage Trust	Series 2019-B15	Master & Special Servicer
Master and Special Servicer on the Harvey Building Products loan, the Legends at Village West loan, The Essex loan, the 8 West Centre loan, and the Hilton Cincinnati Netherland Plaza loan under the BMARK 2019-B14 PSA
Master Servicer on the Sunset North loan and City Hyde Park loan under the BMARK 2019-B13 PSA, and on the Elston Retail Collection loan under the COMM 2019-GC44 PSA

Depositor	Citigroup Commercial Mortgage Trust 2019-C7	Series 2019-C7	No Role
Master and Special Servicer on the Harvey Building Products loan under the BMARK 2019-B14 PSA and the Austin Landing Mixed-Use loan under the BMARK 2019-B15 PSA

Depositor	Citigroup Commercial Mortgage Trust 2020-GC46	Series 2020-GC46	Master Servicer
Master and Special Servicer on the Southcenter Mall loan, the 90 North Campus loan, the Property Commerce Portfolio loan, and the 510 East 14th Street loan under the GSMS 2020-GC45 PSA
Master Servicer on The Shoppes at Blackstone Valley loan under the COMM 2019-GC44 PSA

Depositor	Citigroup Commercial Mortgage Trust 2020-555	Series 2020-555	Servicer and Special Servicer

Depositor	Benchmark 2020-B19 Mortgage Trust	Series 2020-B19	Master Servicer
Master Servicer on The Shoppes at Blackstone Valley loan under the COMM 2019-GC44 PSA.

Master Servicer and Special Servicer on the Agellan Portfolio loan,420 Taylor Street loan, Brass Professional Center loan and 280 North Bernardo loan under the Benchmark 2020-B18 PSA and 675 Creekside Way loan under the JPMDB 2020-COR7 PSA, and the BX Industrial Portfolio loan under the Benchmark 2020-IG3 PSA.”